CONSENT TO LOAN AND SECURITY AGREEMENT
THIS CONSENT TO LOAN AND SECURITY AGREEMENT (this “Consent”) is entered into as of this 7th day of March, 2016 by and among THE PRIVATEBANK AND TRUST COMPANY (“Lender”), LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson Products Delaware”), LAWSON PRODUCTS, INC., an Illinois corporation (“Lawson Products Illinois”), BARON DIVESTITURE COMPANY, an Illinois corporation (“Baron Divestiture”), and SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation (“Sandalwood Divestiture”; Lawson Products Delaware, Lawson Products Illinois, Baron Divestiture and Sandalwood Divestiture are individually referred to herein each as a “Borrower” and collectively as “Borrowers”).
W I T N E S S E T H:
WHEREAS, Lender, Borrowers and certain former affiliates of Borrowers are party to that certain Loan and Security Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, Lawson Products Illinois has informed Lender that it desires to purchase from Perfect Products Co. of Michigan, Inc., a Michigan corporation (“PPCM”), James Findlay, an individual, Bruce Findlay, an individual, and Michael Findlay, an individual (James Findlay, Bruce Findlay, Michael Findlay and PPCM are collectively referred to herein as the “PPCM Sellers”), and the PPCM Sellers desire to sell to Lawson Products Illinois, pursuant to the terms and conditions of that certain Asset Purchase Agreement by and between the PPCM Sellers and Lawson Products Illinois, as buyer, dated as of March 7, 2016 (the “PPCM Asset Purchase Agreement” a true, correct and complete copy of which is attached hereto as Exhibit A), the Transferred Assets (as such term is defined in the PPCM Asset Purchase Agreement) (such asset purchase by Lawson Products Illinois, the “PPCM Purchase Transaction”);
WHEREAS, in connection with the proposed PPCM Purchase Transaction, Borrowers have requested that Lender provide certain consents as set forth herein; and
WHEREAS, Lender is willing to provide such consents subject to the terms, conditions and other provisions hereof.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Consent, the parties, intending to be bound, hereby agree as follows:
Section 1    Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Consent, is incorporated herein by this reference as though the same were set forth in its entirety. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.
Section2    Consent to Purchase Transaction. Notwithstanding Sections 13.4 and 13.6 of the Loan Agreement, effective solely upon satisfaction of each of the conditions precedent set forth in Section 3 below, in reliance upon the representations and warranties of the Loan Parties set forth in this Consent and subject to the other terms and conditions of this Consent, Lender hereby consents to the PPCM Purchase Transaction as set forth in the PPCM Asset Purchase Agreement. The foregoing consent is expressly limited to the specific transactions described in this Section 2, and shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transaction described in this Section 2. Lender has granted the consent set forth in this Section 2 in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consent shall not constitute a course of dealing or impair Lender’s right to withhold any similar consent or waiver in the future.

Section 3    Conditions Precedent. The effectiveness of this Consent is subject to satisfaction of the following conditions:
(a)    Lender shall have received a fully executed copy of this Consent;

(b)    Lender shall have received a fully executed copy of the PPCM Asset Purchase Agreement and any and all documents, agreements and instruments executed and/or delivered in connection therewith (collectively, the “Purchase Documents”), in each case in form and substance reasonably acceptable to Lender; and

(c)    The representations and warranties set forth in Section 4 below shall be true and correct.

Section 4    Representations and Warranties. Each Loan Party hereby represents and warrants, in each case after giving effect to this Consent, to Lender as follows:

(a)    The representations and warranties of each Loan Party in the Loan Agreement and each of the other Loan Documents to which it is a party shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on the date hereof, except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date;

(b)    No Default or Event of Default exists prior to, or after giving effect to, the PPCM Purchase Transaction;

(c)    Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Consent and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(d)    The execution, delivery and performance by each Loan Party of this Consent and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action; and

(e)    This Consent and each other document, agreement and instrument executed by each Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

(f)    A true, correct and complete copy of any and all Purchase Documents has been delivered to Lender by the Loan Parties prior to the date hereof.

Section 5    Fees and Expenses. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by Lender, including, but not limited to, legal expenses and reasonable attorneys’ fees, in connection with the evaluation, negotiation, preparation, execution and delivery of this Consent.

Section 6    Entire Agreement. This Consent constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

Section 7    No Modification; No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement. The execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents.

Section 8    Severability. The illegality or unenforceability of any provision of this Consent or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Consent or any instrument or agreement required hereunder.

Section 9    Counterparts. This Consent may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

Section 10    Governing Law; Other Waivers. This Consent shall be governed and construed in accordance with the internal laws of the State of Illinois. Section 18.11 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.

Section 11    Release. In consideration of Lender’s agreements contained in this Consent, each Loan Party hereby irrevocably releases and forever discharges Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts of omissions of Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

[SIGNATURE PAGE FOLLOWS]

(Signature Page to Consent to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Loan and Security Agreement as of the date first above written.

BORROWERS:	LAWSON PRODUCTS, INC., a Delaware corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

LAWSON PRODUCTS, INC., an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

BARON DIVESTITURE COMPANY, an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

(Signature Page to Consent to Loan and Security Agreement)

LENDER:	THE PRIVATEBANK AND TRUST COMPANY
	By:	/s/ Joseph G. Fudacz
Joseph G. Fudacz
Managing Director